UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2023

SALONA GLOBAL MEDICAL DEVICE CORP.
(Exact name of registrant as specified in its charter)

British Columbia	333-255642	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

49 Natcon Dr
 Shirley, New York, United States 11967
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (800) 760-6826

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 12, 2023, an operating subsidiary of Salona Global Medical Device Corporation (“Company”), Biodex Medical Systems, Inc. (“Borrower”), entered into a Master Credit and Security Agreement and related Schedule with Pathward, National Association (“Lender”) to receive financing accommodations in the form of a secured revolving loan of up to $3.0 million (the "Agreement"), of which approximately US $1.7 million was available to be borrowed as of September 12, 2023. The Agreement complements an existing credit facility with Lender through the Company's South Dakota Partners subsidiary, and an additional existing facility with Damar Plastics Manufacturing, Inc., Mio-Guard LLC, and Simbex LLC. The Agreement has a variable interest rate of the greater of 6.00% per annum or 0.75% in excess of the rate shown in the Wall Street Journal as the prime rate, is payable on demand and is secured by all personal property of Borrower, Company, Inspira Financial Company, Mio-Tech Parent, LLC, Simbex Parent Acquisition I Corporation, Simbex Acquisition I Corporation, and DaMar Acquisition Company (collectively, "Guarantors”). In connection with execution of the Agreement, the Guarantors entered into a Guaranty of the obligations of the Borrowers (the "Guaranty").

The foregoing description of the Agreement and Guaranty does not purport to be complete, is solely intended as a summary of the material terms of the Agreement and Guaranty and is qualified in its entirety by reference to the full text of the Agreement, Schedule and Guaranty, which are attached hereto as Exhibits 1.1 and 1.2 to this Current Report on Form 8-K and incorporated herein by reference (collectively, "Loan Documents").

The Loan Documents are being filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties to the Loan Documents and neither the copy of the Loan Documents filed as an exhibit to this Current Report nor the description of the Loan Documents above is intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the representations, warranties, covenants and agreements contained in the Loan Documents, which were made only for purposes of the Loan Documents and as of specific dates, were solely for the benefit of the parties to the Loan Documents, may be subject to limitations agreed upon by the parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors, security holders and reports and documents filed with the SEC. Investors and security holders are not third-party beneficiaries under the Loan Documents and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Loan Documents. In addition, the representations, warranties, covenants and agreements and other terms of the Loan Documents may be subject to subsequent waiver or modification.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above, which is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Master Credit and Security Agreement among Lender and Borrower, dated September 12, 2023*

1.2	Guaranty, dated September 12, 2023, by Guarantors

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

_________________________________________

* Certain exhibits and information have been omitted pursuant to Items 601(a)(5) and 601(b)(10) of Regulation S-K. The Company will furnish supplementally a copy of any omitted information, exhibits or schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SALONA GLOBAL MEDICAL DEVICE CORPORATION

Date: September 18, 2023	By:	/s/ Dennis Nelson
Name: Dennis Nelson
Title: Chief Financial Officer